UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2012

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 3.02 of this report regarding the Registration Rights Agreement is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On March 14, 2012, Xerox Corporation (“Xerox”) entered into an agreement to contribute 15,366,431 newly issued shares (the “Shares”) of its common stock, par value $1.00 per share (the “Common Stock”), to a master trust that holds the assets of a certain defined benefit pension plan of Xerox (the “Master Trust”) in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares were valued at $8.46 per share (the closing price of Xerox’s Common Stock on the New York Stock Exchange on March 14, 2012), or approximately $130 million in the aggregate, and were issued to satisfy a portion of Xerox’s outstanding future funding obligations to the pension plan.

In connection with the contribution, on March 14, 2012, Xerox entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Evercore Trust Company, N.A., in its capacity as independent investment manager appointed to manage the Shares (the “Manager”). The Registration Rights Agreement provides, among other things, that Xerox will file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to Xerox’s existing effective shelf registration statement covering the resale of the Shares by the Master Trust and will also file on or before the expiration date of the existing shelf registration statement a replacement shelf registration statement (including a prospectus) covering the resale of the Shares. Subject to certain agreed upon suspension periods, Xerox must file such amendments, supplements and replacements to the effective registration statement as may be necessary to keep it effective at all times until the earliest of (i) the date on which all Shares have been disposed of by the Trust pursuant to the effective Registration Statement in accordance with the plan of distribution set forth in the related prospectus; (ii) the date on which all Shares may be sold by the Trust to the public in accordance with Rule 144 of the Securities Act of 1933 and when no conditions of Rule 144 are then applicable to the Trust (other than the holding period requirement, so long as such holding period requirement is satisfied at such time of determination); (iii) the date that is 90 days after the date on which the number of Shares held by the Trust is less than one percent of the shares of Common Stock then outstanding; and (iv) the date that the Company and the Manager have received an Opinion of Counsel or such other evidence, in each case reasonably satisfactory to each of the Company and the Manager, that such security may otherwise be resold without registration or qualification under the Securities Act.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10 hereto and incorporated herein by reference.

Item 8.01. Other Events.

In connection with the contribution of the Shares to the Master Trust as described above in Item 3.02, the exhibits listed in Item 9.01 are filed herewith and incorporated by reference into Xerox’s effective shelf registration statement on Form S-3 (File No. 333-166431) filed on April 30, 2010 and related Prospectus dated April 30, 2010, as supplemented by the Prospectus Supplement dated March 14, 2012 covering the resale of the Shares by the Master Trust.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

5	Opinion of Kevin Ciaglo, Senior Counsel of Xerox Corporation.

10	Registration Rights Agreement, dated as of March 14, 2012, by and between Xerox Corporation and Evercore Trust Company, N.A., solely in its capacity as duly appointed and acting investment manager of a segregated account held in the Xerox Corporation Trust Agreement to Fund Retirement Plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: March 15, 2012

XEROX CORPORATION

By:	/S/ DOUGLAS H. MARSHALL
Douglas H. Marshall
Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Kevin Ciaglo, Senior Counsel of Xerox Corporation.

10	Registration Rights Agreement, dated as of March 14, 2012, by and between Xerox Corporation and Evercore Trust Company, N.A., solely in its capacity as duly appointed and acting investment manager of a segregated account held in the Xerox Corporation Trust Agreement to Fund Retirement Plans.